UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _______________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

 _______________________________

Date of Report (Date of earliest event reported): December 22, 2017

GARMIN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	0-31983	98-0229227
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer File Number)
of incorporation)

Mühlentalstrasse 2

8200 Schaffhausen

Switzerland

(Address of principal executive offices)

Registrant’s telephone number, including area code: +41 52 630 1600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Garmin Ltd. (“the Company”) is providing this Item 8.01 disclosure for the purpose of updating and supplementing the following risk factor previously disclosed in Item 1A under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Annual Report”) filed with the Securities and Exchange Commission. Other than the addition of the updated risk factor set forth below, the disclosure under the heading “Risk Factors” in the Annual Report remains applicable and unchanged.

Changes in our United States federal income tax classification, or that of our subsidiaries, could result in adverse tax consequences to our 10% or greater U.S. shareholders.

The Tax Cuts and Jobs Act (the “2017 Act”) signed on December 22, 2017 may have changed the consequences to U.S. shareholders that own, or are considered to own, as a result of the attribution rules, ten percent or more of the voting power or value of the stock of a non-U.S. corporation (a 10% U.S. shareholder) under the U.S. Federal income tax law applicable to owners of U.S. controlled foreign corporations (“CFCs”).

Prior to the 2017 Act, the Company did not believe we, or any of our non-U.S. subsidiaries, were considered a CFC, which is a determination made daily based on whether the 10% U.S. shareholders together own, or are considered to own as a result of the attribution rules, more than fifty percent of the voting power or value of a non-U.S. corporation.  The 2017 Act repealed Internal Revenue Code Section 958(b)(4), which, unless clarified in future regulations or other guidance, may result in classification of certain of the Company’s foreign subsidiaries as CFCs with respect to any single 10% U.S. shareholder. This may be the result without regard to whether 10% U.S. shareholders together own, directly or indirectly, more than fifty percent of the voting power or value of the Company as was the case under prior rules. The repeal is effective as of the last taxable year of CFCs beginning before January 1, 2018 and for the taxable year of 10% U.S. shareholders in which the CFCs’ taxable year ends.

Additional tax consequences to 10% U.S. shareholders of a CFC may result from other provisions of the 2017 Act. For example, the 2017 Act amended Section 965 to require 10% U.S. shareholders to include in income their pro-rata share of certain earnings and profits (E&P) of CFCs.  This Section 965 inclusion is accompanied by a partial dividends-received deduction.  The 2017 Act also added Section 951A which requires a 10% U.S. shareholder of a CFC to include in income its pro-rata share of the global intangible low-taxed income (GILTI) of the CFC.  Finally, the 2017 Act eliminated the requirement in Section 951(a) necessitating that a foreign corporation be considered a CFC for an uninterrupted period of at least 30 days in order for a 10% U.S. shareholder to have a current income inclusion.

From time to time, the Company may elect to employ antidilutive measures such as a stock buyback program. These measures could inadvertently create additional 10% U.S. shareholders and thus trigger adverse tax consequences for those shareholders as described above. We urge shareholders to consult their individual tax advisers for advice regarding the 2017 Act revisions to the U.S. Federal income tax law applicable to owners of CFCs given the current uncertainty regarding their scope of applicability.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARMIN LTD.

Date: January 29, 2018	/s/ Andrew R. Etkind
Andrew R. Etkind
General Counsel and Secretary

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